UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2019

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA (Address of principal executive offices)	17325 (Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.05                                  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 26, 2019, the Board of Directors of ACNB Corporation (the “Corporation”) approved and adopted amendments to the Corporation’s Code of Ethics (the “Code”) to clarify that directors, officers and employees are prohibited from taking corporate opportunities from or competing with the Corporation and that they must deal fairly with the Corporation’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom they have contact in the course of performing their jobs. The revisions came as a result of the annual evaluation of the Code and do not result in any waiver to any director, officer or employee of the Corporation, explicit or implicit, from any provision of the Code as in effect prior to the Board’s action to amend the Code.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14, which is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

14	ACNB Corporation Code of Ethics.

EXHIBIT INDEX

EXHIBIT NO.

14	ACNB Corporation Code of Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: February 26, 2019	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer